                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                            PDG ENVIRONMENTAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                            PDG ENVIRONMENTAL, INC.

      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 22, 2003

TO THE SHAREHOLDERS OF PDG ENVIRONMENTAL, INC.:

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of PDG Environmental, Inc., a Delaware corporation (the "Corporation") will be held at the Corporation's offices at the Westinghouse Science & Technology Center, 1386 Beulah Road, Building 801, Pittsburgh, Pennsylvania 15235, on Tuesday, July 22, 2003 at 9:00 o'clock a.m., Eastern Daylight Savings Time, for the following purposes:

     (a) To elect five (5) directors for the ensuing year and until successors are elected;

     (b) To ratify Stokes & Hinds, LLC as the Corporation's independent auditors for the fiscal year ending January 31, 2004; and

     (c) To transact such other business as may properly come before the meeting or any adjournment thereof.

The forgoing matters are described in more detail in the enclosed proxy statement. The Board of Directors has fixed June 4, 2003, at the close of business, as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please complete, date, sign and return the enclosed proxy as promptly as possible in the envelop enclosed to ensure your representation at the Annual Meeting. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time before the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                                         By Order of the Board of Directors

                                         James D. Chiafullo
                                         Secretary

Pittsburgh, Pennsylvania
May 15, 2003

                                PROXY STATEMENT

                            PDG ENVIRONMENTAL, INC.
                         1386 BEULAH ROAD, BUILDING 801
                         PITTSBURGH, PENNSYLVANIA 15235
                                 (412) 243-3200

                   ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                 JULY 22, 2003

This Proxy Statement is being furnished to all stockholders of PDG Environmental, Inc., a Delaware corporation (the "Corporation") in connection with the solicitation of proxies by its Board of Directors of the Corporation for use at the Annual Meeting of the Stockholders of the Corporation to be held on July 23, 2003 at 9:00 a.m., Eastern Daylight Savings Time at the Corporations offices at the Westinghouse Science & Technology Center, 1386 Beulah Road, Building 801, Pittsburgh, Pennsylvania 15235 and any adjournment or postponement thereof for the purposes set forth in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and accompanying Notice of Annual Meeting of Stockholders are being sent to the stockholders of the Corporation on or about June 12, 2003.

                      GENERAL INFORMATION REGARDING VOTING

VOTING RIGHTS

The Board of Directors of the Corporation has fixed the close of business on June 4, 2003 as the record date for the determination of stockholders of the Corporation entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof (the "Record Date"). All holders of record of shares of either common stock, par value $0.02, of the Corporation ("Common Stock") or Series A cumulative convertible preferred stock, par value $0.01, of the Corporation ("Series A Preferred Stock") as of the Record Date will be entitled to vote at the Annual Meeting on all matters voted upon.

At the close of business on the Record Date, there were 9,372,330 shares of Common Stock outstanding and entitled to vote and 6,000 shares of Series A Preferred Stock which entitle the holders thereof to vote 28,656 shares when voting with the Common Stock as a single class. On the Record Date, the Common Stock was held by 2,110 stockholders of record and the Series A Preferred Stock was held by 1 stockholder of record. On all matters to be voted upon at the Annual Meeting, the holders of shares of Common Stock and Series A Preferred Stock will vote together as a single class with each holder of Common Stock entitled to cast one (1) vote per share and each holder of Series A Preferred Stock entitled to such number of votes as equals the number of shares of Common Stock into which each share of Series A Preferred Stock is then convertible. On the Record Date, each share of Series A Preferred Stock was convertible into
4.776 shares of Common Stock.

The presence, in person or by properly executed proxy, of the holders of shares representing a majority of the voting power outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of a plurality of the shares represented in person or by proxy at the Annual Meeting is required for the election of directors.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker "non-votes." Abstentions and broker "non-votes" are included in the determination of the number of shares present at the Annual Meeting for quorum purposes. An abstention will have the same effect as a negative vote except with respect to the election of directors in which case an abstention will have no effect since directors are elected by a plurality vote. Broker "non-votes" are not counted in the tabulation of votes cast on proposals presented to stockholders because shares held by a broker are not considered to be entitled to vote on matters as to which broker authority is withheld. A broker "non-vote" occurs when a nominee holding shares for a beneficial owners has not received instructions from the beneficial owner and does not have discretionary voting power with respect to that item.

As of May 15, 2003, the directors and officers of the Corporation as a group controlled approximately 34% of the Common Stock and Series A Preferred Stock voting as a single class. See "Security Ownership of Certain Beneficial Owners and Management." Each director and officer of the Corporation has indicated that he or she intends to vote in favor of each of the matters to be acted upon at the Annual Meeting.

PROXIES

All shares of Common Stock and Series A Preferred Stock which are represented at the Annual Meeting by properly executed proxies received by the Board of Directors prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting and will be voted in accordance with the instructions indicated on such proxies including any instruction directing abstention from voting. If no instructions are indicated with respect to any shares for which properly executed proxies are received, such proxies will be voted FOR the election of the five (5) nominees for the Board of Directors and FOR the ratification of the independent auditors. Management and the Board of Directors do not know of any other matters to be brought before the Annual Meeting.

Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before it is voted. Proxies may be revoked by filing a written notice of such revocation with the Secretary, PDG Environmental, Inc., 1386 Beulah Road, Building 801, Pittsburgh, Pennsylvania 15235 In addition, a proxy will be deemed to be revoked if the shareholder either (a) attends and votes at the Annual Meeting, or (b) executes and delivers to the Secretary a proxy bearing a later date.

SOLICITATION

Proxies are being solicited by and on behalf of the Board of Directors of the Corporation. All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Corporation. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Corporation in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for any out-of-pocket expenses incurred by them in connection with such solicitation. Proxies will be tabulated by the Corporation's transfer agent, Continental Stock Transfer & Trust Company, as they are received and updated at the Annual Meeting.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), stockholders may present proper proposals for inclusion in the Corporation's proxy statement and for consideration at the next Annual Meeting of Stockholders by submitting such proposals to the Corporation in a timely manner. In order to be so included for the 2004 Annual Meeting, stockholder proposals must be received by the Corporation no later than March 2, 2004 and must otherwise comply with the requirements of Rule 14a-8. Stockholder proposals submitted outside the processes of Rule 14a-8 must be received by the Corporation no later than April 16, 2004 and must otherwise comply with the requirements of Rule 14a-4(c) under the Exchange Act; in accordance with Rule 14a-4(c), proxy holders will have discretionary authority to vote in accordance with their judgment upon any such proposal which is not timely received by the Corporation or which does not otherwise comply with Rule 14a4(c).

                                 PROPOSAL ONE:
                             ELECTION OF DIRECTORS

The Board of Directors has nominated five (5) directors for election at the Annual Meeting. Each director to be elected will hold office until the next Annual Meeting of Stockholders and until such director's successor is elected and has qualified, or until such director's earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Shares represented by properly executed proxies received in response to this solicitation will be voted as specified in the proxy. Unless otherwise specified in the proxy, the proxy holders will vote the proxies FOR the nominees listed below. If events not now known or anticipated make any of the nominees unable to serve, the proxies will be voted in the discretion of the holders thereof for other nominees not named herein in lieu of those unable to serve, or the size of the Board of Directors may be reduced.

The following table sets forth information regarding the directors and nominees of the Corporation. All of the nominees are currently serving as directors and were elected at the 2002 Annual Meeting of the Corporation's stockholders to serve until the next annual meeting of the Corporation's stockholders. Each of the nominees has consented to serve as a director if elected and management has no reason to believe that any nominee will be unable to serve.

NAME, AGE AND                               YEAR FIRST
PRINCIPAL OCCUPATION                         ELECTED                   CERTAIN OTHER INFORMATION
--------------------                         -------                   -------------------------
NOMINEES TO BE ELECTED BY
THE HOLDERS OF THE COMMON
STOCK AND SERIES A PREFERRED
STOCK VOTING AS A SINGLE CLASS
John C. Regan (59)                             1989        Mr. Regan has served in each of his present
Chairman, President, Chief                                 positions since December 1990 and has served as a
Executive Officer and Chief                                director of the Corporation since April 1989. He
Financial Officer of PDG                                   is the founder of Project Development Group,
Environmental, Inc.                                        Inc., now a wholly-owned subsidiary of the
                                                           Corporation which engages in asbestos abatement
                                                           and specialty contracting services, and has
                                                           served as that corporation's Chairman and
                                                           President since 1984. Mr. Regan also served as
                                                           Chairman of the Board of Directors of PDG
                                                           Remediation, Inc. (PDGR), a company which
                                                           provided remediation services to assist customers
                                                           in complying with environmental laws and
                                                           regulations, from July 1994 until August, 1996.

Richard A. Bendis (56)                         1986        Mr. Bendis is President and CEO of Innovation
President and CEO of                                       Philadelphia (IP) since January 2002. Previously,
Innovation Philadelphia and                                he was President and CEO of Kansas Technology
Investment Banking Consultant                              Enterprise Corporation (KTEC). Mr. Bendis also is
                                                           founder and Managing Director of Management
                                                           Resources of America, which provided consulting
                                                           and investment banking/venture capital services,
                                                           and founder, President and CEO of Global
                                                           Technology Enterprise Company LLC which provides
                                                           consulting services to governmental units
                                                           concerning commercialization networks and venture
                                                           capital funds. Mr. Bendis currently serves as a
                                                           member of the Council on Competitiveness, the
                                                           National Association of Seed and the Venture
                                                           Capital Association and State Science and
                                                           Technology Institute.

NAME, AGE AND                               YEAR FIRST
PRINCIPAL OCCUPATION                         ELECTED                   CERTAIN OTHER INFORMATION
--------------------                         -------                   -------------------------
Edgar Berkey (62)                              1998        Dr. Berkey is a nationally recognized expert on
Vice President and Chief Science                           environmental technologies and is currently the
Officer of Concurrent                                      Vice President and Chief Quality Officer of
Technologies Corp.                                         Concurrent Technologies Corp. (CTC). He is a
                                                           member and Chairman of several environmental
                                                           advisory committees for the U.S. Department of
                                                           Energy and formerly on the Science Advisory Board
                                                           of the U.S. Environmental Protection Agency. He
                                                           also chairs the Scientific Advisory Board of the
                                                           North America Environmental Fund, LP, which
                                                           invests in emerging environmental companies that
                                                           can benefit from NAFTA. Dr. Berkey is the former
                                                           President and co-founder of the Center for
                                                           Hazardous Materials Research. Dr. Berkey
                                                           previously served on the Corporation's Board of
                                                           Directors from 1991-1995. He resigned from the
                                                           Corporation's Board of Directors in 1995 to serve
                                                           as a Director of PDG Remediation, Inc., which at
                                                           that time was an affiliate of the Corporation. He
                                                           resigned from the Board of Directors of PDG
                                                           Remediation, Inc. in 1996.

James D. Chiafullo (45)                        1998        Mr. Chiafullo is a Director in the law firm of
Shareholder/Director,                                      Cohen & Grigsby, P.C. headquartered in
Cohen & Grigsby                                            Pittsburgh. Mr. Chiafullo became Secretary of the
Secretary of                                               Corporation in May 2003. Prior to joining Cohen &
PDG Environmental, Inc.                                    Grigsby, P.C. in 1999, Mr. Chiafullo was a
                                                           General Partner with Thorp Reed & Armstrong LLP
                                                           for more than ten years. Prior to joining Thorp
                                                           Reed & Armstrong, LLP, Mr. Chiafullo was a lawyer
                                                           with Gulf Oil Corporation in Houston, Texas.
                                                           Cohen & Grigsby provides legal services to the
                                                           Corporation. Mr. Chiafullo is a member of the
                                                           Board of Directors of the Western Pennsylvania
                                                           Epilepsy Foundation.

Edwin J. Kilpela (57)                          1997        Mr. Kilpela is currently an independent business
Consultant                                                 consultant to small and mid-sized environmental
                                                           companies. From 1997 to 1998 he was President and
                                                           Chief Executive Officer of Noxso Corporation, a
                                                           developmental environmental company. From 1996
                                                           until 1997 he was President of Ansaldo Ross Hill.
                                                           Mr. Kilpela was with Westinghouse Electric
                                                           Corporation from 1968 to 1996 including serving
                                                           as General Manager of the Environmental Services
                                                           Division from 1991 to 1996. Mr. Kilpela is
                                                           currently a member of the Board of Directors of
                                                           Brother's Brother Foundation, a non-profit
                                                           organization headquartered in Pittsburgh, PA.

BOARD OF DIRECTORS AND COMMITTEES

During the fiscal year ended January 31, 2003, there were two regular meetings of the Board of Directors, and each of the incumbent directors attended or participated in at least 75% of the total number of meetings of the Board of Directors. Each of the incumbent directors attended at least 75% of the meetings of the committees of the Board of Directors on which they served during such fiscal year.

The Board of Directors has several committees which perform various functions. The Audit Committee reviews the work of the Corporation's independent auditors and management to ensure that each is properly discharging its responsibilities in the area of financial control and reporting. The Audit Committee has adopted a written charter. This committee presently consists of Messrs. Bendis, Berkey, Chiafullo and Kilpela. The Audit Committee held two meetings in the fiscal year ended January 31, 2003.

The Nominating Committee recommends prospective nominees for election to the Board of Directors. This committee currently consists of Mr. Regan. The Nominating Committee did not meet during the fiscal year ended January 31, 2003 but did consider candidates for the Board of Directors. The Nominating Committee will consider nominees recommended by stockholders in accordance with the Corporation's By-Laws. Any such recommendations are to be submitted to the Secretary of the Corporation in accordance with the By-Laws.

The Compensation Committee is responsible for administering the Corporation's Employee Incentive Stock Option Plan, designating the employees eligible to participate in such plan, the number of options to be granted and the terms and conditions of each option. The Compensation Committee also reviews the performance of the Corporation's executive and makes recommendations with respect to executive compensation. The Compensation Committee consists of Messrs. Bendis, Berkey, Chiafullo and Kilpela and held one meeting during the fiscal year ended January 31, 2003.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Messrs. Bendis, Berkey, Chiafullo and Kilpela. None of these individuals served as one of the Corporation's officers or employees at any time during the fiscal year ended January 31, 2003. None of the Corporation's current executive officers has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or compensation committee.

COMPENSATION OF DIRECTORS

The outside directors of the Corporation receive a $1,500 per meeting fee plus reimbursement for their actual expenses incurred in attending such meetings. In addition, the Corporation has established the 1990 Non-Employee Director Stock Option Plan (the "Non-Employee Plan") which provides for the grants of options to non-employee directors to purchase an aggregate of up to 600,000 shares of Common Stock. Under the Non-Employee Plan, the exercise price of options granted shall be 100% of the fair market value of such shares on the date such options are granted subject to adjustment as provided in the plan. The options expire ten years from grant. Options granted under the Non-Employee Plan do not qualify as incentive stock options under the Internal Revenue Code.

At the 1991 Annual Meeting, pursuant to the terms of the Non-Employee Plan, Mr. Bendis was granted options to purchase 48,750 shares of Common Stock. During the fiscal year ended January 31, 1994, Mr. Bendis exercised options to purchase 38,500 shares of the Corporation's Common Stock. At the 1996 Annual Meeting, approval was received to amend the Plan to provide for the award of 10,000 options to purchase Common Stock of the Corporation upon a Director's re-election to the Board of Directors. Mr. Bendis was granted and vested 10,000 options to purchase Common Stock of the Corporation upon his re-election as Director in 1996, 1997, 1998, 1999, 2000, 2001 and 2002.

Mr. Kilpela was awarded 40,000 options to purchase Common Stock of the Corporation under the Non-Employee Plan upon his election to the Board of Directors at the 1997 Annual Meeting. The exercise price is 100% of the fair value of such shares on the date such options are granted subject to adjustment as provided by the plan. The options vested ratably over four years. All 40,000 of the options granted Mr. Kilpela have vested. Additionally, Mr. Kilpela was granted and vested 10,000 options upon his re-election to the Board of Directors in 1998, 1999, 2000, 2001 and 2002.

Dr. Berkey was awarded 40,000 options to purchase Common Stock of the Corporation under the Non-Employee Plan upon his election to the Board of Directors as part of the 1998 Annual Shareholder Meeting. The exercise price is 100% of the fair value of such shares on the date Dr. Berkey was appointed to the Board of Directors. The options vested ratably over four years. All 40,000 of the options awarded to Dr. Berkey have vested. Additionally, Dr. Berkey was granted and vested 10,000 options upon his re-election to the Board of Directors in 1999, 2000, 2001 and 2002.

Mr. Chiafullo was awarded 40,000 options to purchase Common Stock of the Corporation under the Non-Employee Plan upon his election to the Board of Directors as part of the 1998 Annual Shareholder Meeting. The exercise price is 100% of the fair value of such shares on the date Mr. Chiafullo is elected to the Board of Directors. The options vested ratably over four years. All 40,000 of the options awarded to Mr. Chiafullo have vested. Additionally, Mr. Chiafullo was granted and vested 10,000 options upon his re-election to the Board of Directors 1999, 2000, 2001 and 2002.

During the last fiscal year, the Corporation granted and vested options covering 10,000 shares of common stock to each non-employee director of the Corporation at an exercise price per share of $0.26 which was the fair market value of such shares on the date the options were granted. The options expire ten years from the date of grant.

Employee directors are not compensated in their role as directors with the exception of grants under the 1990 Employee Director Stock Option Plan (the "Employee Director Plan") pursuant to which options to purchase an aggregate of up to 250,000 shares of Common Stock, subject to adjustment in the event of any change in the Common Stock, may be granted to employee directors. Under the Employee Director Plan, the exercise price of options granted shall be 110% of the fair market value of such shares on the date such options are granted. The Corporation did not grant any options under the Employee Director Plan in the fiscal year ended January 31, 2003.

VOTE REQUIRED

Directors are elected by a plurality of the votes of the shares present at the Annual Meeting in person or represented by proxy and entitled to vote on the election of officers.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the Common Stock of the Corporation beneficially owned as of May 15, 2003 by:

     - each person who is known by us to beneficially own 5% or more of the Corporation's outstanding common stock;

     - each of the executive officers of the Corporation named in the Summary Compensation Table;

     - each directors and nominee of the Corporation; and

     - all officers and directors of the Corporation as a group.

Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person, the Corporation has included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares beneficially owned includes Common Stock which the named person has the right to acquire, through conversion or option exercise, or otherwise, within 60 days after May 15, 2003. Beneficial ownership calculations for 5% stockholders are based solely on publicly-filed
Schedule 13Ds or 13Gs, which 5% stockholders are required to file with the SEC. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Corporate Secretary, PDG Environmental, Inc., Westinghouse Science & Technology Center, 1386 Beulah Road, Building 801, Pittsburgh, Pennsylvania 15235.

                                                                                  PERCENTAGE OF
                                                             AMOUNT AND NATURE      CLASS OF
                                                               OF BENEFICIAL         COMMON
NAME OF BENEFICIAL OWNER                                     OWNERSHIP OF STOCK   SHARES OWNED
------------------------                                     ------------------   -------------
John C. Regan (1)(2)(3)(9)                                       2,190,680            19.3
Richard A. Bendis (1)(4)(9)                                         90,250               *
Edgar Berkey (1)(7)(9)                                              80,000               *

                                                                                  PERCENTAGE OF
                                                             AMOUNT AND NATURE      CLASS OF
                                                               OF BENEFICIAL         COMMON
NAME OF BENEFICIAL OWNER                                     OWNERSHIP OF STOCK   SHARES OWNED
------------------------                                     ------------------   -------------
James D. Chiafullo (1)(2)(7)(9)                                     80,000               *
Edwin J. Kilpela (1)(5)(9)                                          90,000               *
Lawrence J. Horvat (2)(6)                                          614,940             5.4
All directors and officers of the Corporation as a group
  including those named above (10 persons) (8)                   3,857,979            34.0

Based on 9,372,330 shares of Common Stock and 6,000 shares Series A Preferred Stock outstanding on May 15, 2003.

Calculations of percentage of beneficial ownership assume the exercise by only the respective named stockholder of all options and warrants for the purchase of Common Stock held by such stockholder, which are exercisable within 60 days of May 15, 2003, and the conversion of Series A Preferred Stock held by such stockholder into Common Stock
---------------

(1) Director

(2) Officer

(3) Includes 50,000 shares of Common Stock that may be acquired pursuant to options granted under the Employee Director Plan and 110,000 shares of Common Stock that may be acquired pursuant to options granted under the Employee Incentive Stock Option Plan.

(4) Includes 80,250 shares of Common Stock that may be acquired pursuant to options granted under the Non-Employee Director Plan and 10,000 shares of Common Stock that may be acquired pursuant to non-qualified stock options.

(5) Includes 90,000 shares of Common Stock that may be acquired pursuant to options granted under the Non-Employee Director Plan.

(6) Includes 125,000 shares of Common Stock that may be acquired pursuant to options granted under the Employee Incentive Stock Option Plan.

(7) Includes 80,000 shares of Common Stock that may be acquired pursuant to options granted under the Non-Employee Director Incentive Stock Option Plan.

(8) Includes 1,221,250 shares of Common Stock that may be acquired pursuant to options granted under the Employee Incentive Stock Option Plan to officers of the Corporation, the Employee Director Plan and the Non-Employee Director Plan.

(9) Nominee for director.

 *  Indicates less than 1%.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Corporation's directors and executive officers, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other equity securities of the Corporation with the Securities and Exchange Commission. Officers, directors and greater than ten percent beneficial owners are required by Securities and Exchange Commission regulation to furnish the Corporation with copies of all Section 16(a) forms they file. To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended January 31, 2003, the Corporation believes that all applicable Section 16(a) filing requirements were met.

                               EXECUTIVE OFFICERS

EXECUTIVE OFFICERS
NAME                             AGE   POSITION HELD
----                             ---   -------------
John C. Regan                    59    Chairman, President, Chief Executive Officer and Chief
                                       Financial Officer
James D. Chiafullo               45    Secretary

Ms. Maire resigned as the Corporation's Secretary in May 2003 so that she could solely focus on her operational duties. She had been the Corporation's Secretary since 1989. Mr. Chiafullo was appointed as the Corporation's Secretary upon Ms. Maire's resignation.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

The following table sets forth for the fiscal years ended January 31, 2001, 2002 and 2003 compensation awarded to, paid to, or earned by, the Corporation's Chief Executive Officer and each of its four other most highly compensation executive officers whose total compensation during the last fiscal year exceeded $100,000 (the "Named Executive Officers")

                           SUMMARY COMPENSATION TABLE

                                                                              Long Term Compensation
                                                                              ----------------------
                         Annual Compensation                        Awards           Payouts
                         -------------------                     ---------------------------------
                       (b)                            (e)            (f)          (g)        (h)         (i)
(a)                              (c)       (d)    Other Annual    Restricted    Options/    LTIP      All Other
Name and                      Salary(A)   Bonus   Compensation      Stock         SARs     Payouts   Compensation
Principal Position     Year      ($)       ($)        ($)        Award(s)($)      (#)        ($)         $(B)
------------------     ----   ---------   -----   ------------   ------------   --------   -------   ------------
John C. Regan          2003    220,000     --         --             --           --         --         26,895
Chairman and CEO       2002    220,000     --         --             --           --         --         25,333
                       2001    215,000     --         --             --           --         --         17,928

(A) Represents actual cash compensation.

(B) Represents the value of insurance premiums with respect to term life insurance paid by the Corporation for the benefit of Mr. Regan and includes a $8,000 and $7,000 payment in 2003 and 2002, respectively, for credit enhancement provided by Mr. Regan.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

The following table sets forth information with respect to the named executives concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

(a)                       (b)                   (c)                                           (e)
                                                                       (d)                 Value of
                                                                    Number of             Unexercised
                                                                   Unexercised           In-the-Money
                                                                   Options/SARs          Options/SARs
                                                                   at FY-End(#)         at FY-End($)(A)
                         Shares
                      Acquired on                                  Exercisable/          Exercisable/
Name                  Exercise (#)       Value Realized($)        Unexercisable          Unexercisable
----                  ------------       -----------------        -------------          -------------
John C. Regan              0                     0                    160,000/0              $0/0
James D.
  Chiafullo                0                     0                     80,000/0              $0/0

---------------

(A) Market value of Common Stock at year-end bid price per share minus the exercise price.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENT

Mr. Regan has an employment agreement, effective March 15, 2000 for a three year term. Upon the expiration of the basic three-year term of the agreement, the agreement is automatically renewed for a one-year period until such time as the Corporation elects to renew or terminate Mr. Regan's employment agreement. The agreement provided for a $220,000 annual base salary. The base salary and life and disability insurance benefit shall continue for a three-year period if the Corporation terminates the agreement, the death of Mr. Regan, the disability of Mr. Regan or Mr. Regan's resignation due to a substantial change in ownership of the Corporation or membership of the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

At January 31, 2003, the Corporation and its subsidiaries maintained outstanding personal loans to Mr. Regan in the amount of $95,000. This personal loan is evidenced by a demand note. This loan was made to provide Mr. Regan with funds to satisfy personal obligations. The loan to Mr. Regan was made in a series of installments from April 1990 to August 1990. The amount specified represents the highest outstanding balances of the loans during the Corporation's fiscal year.

EQUITY COMPENSATION PLAN INFORMATION

The following table is as of the end of the most recent fiscal year (January 31, 2003) and reflects all compensation plans under which equity securities of the Company are authorized for issuance.

EQUITY COMPENSATION PLAN INFORMATION

                                                (a)                     (b)                          (c)
                                                                                            Number of Securities
                                       Number of Securities                                  remaining available
                                         to be issued upon        Weighted average       for future issuances under
                                      exercise of outstanding    Exercise price of        equity compensation plans
                                       options, warrants and    Outstanding options,   (excluding securities reflected
           Plan Category                      rights            warrants and rights            in column (A))
           -------------              -----------------------   --------------------   -------------------------------
Equity compensation plans approved
  by security holders (1)                    2,884,117                 $0.51                       844,633
Equity compensation plans not
  approved by security holders (2)             260,000                 $1.57                        61,500
                                             ---------                 -----                       -------
Total                                        3,144,117                 $0.60                       906,137
                                             ---------                 -----                       -------

---------------

(1) Includes the Incentive Stock Option Plan, the Stock Option Plan for Non-Employee Directors and the Stock Option Plan for Employee Directors

(2) Includes (a) 250,000 warrants issued in connection with an investment banking arrangement in 1999 and expiring on January 11, 2004 at exercise prices ranging from $1.20 to $2.00 per share and (b) 10,000 non-qualified stock options issued to Richard Bendis, a director of the Company, for consulting performed in 1991. The options are at an exercise price of $0.65 and expire on May 14, 2010.

                            PDG ENVIRONMENTAL, INC.
                      REPORT OF THE COMPENSATION COMMITTEE

The information contained in this section shall not be deemed to be "solicitation material" or "filed" or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

The Compensation Committee has provided the following Compensation Committee Report to the PDG Environmental Board of Directors:

The Corporation has a multi-level approach to determining executive compensation. Individual performance and responsibility of each executive officer is evaluated in relation to 1) base salary, 2) comparative compensation surveys, 3) benefits, and 4) stock option plan with incentive driven vesting. With this philosophy, the Corporation feels confident that it can attract and retain quality top management and reinforce the strategic plans of the Corporation through the use of performance objectives.

The review of executive compensation is conducted by the Chief Executive Officer who reports to the Compensation Committee. The Compensation Committee reviews and ultimately approves the executive compensation.

Individual Performance

Performance management reviews are conducted periodically for all employees of the Corporation and executive officers. Individual goals are established at that time, incorporating the overall objectives of the Corporation. As part of the review, consideration is given to an executive officer's specific area of responsibility, accomplishments and contributions.

Base Compensation

The Corporation offers competitive salaries as compared to salaries offered by companies in similar environmental and specialty contracting services.

Comparative Compensation Surveys

The Corporation reviews salary surveys from outside sources which evaluate similar environmental and speciality contracting companies and provide comparisons on base salaries, appraisal systems, benefits and other specialty surveys. The comparison group used for compensation is more similar to the Corporation than the group used in the performance graph in that the performance graph companies have more diverse areas of operations, such as landfills, and hazardous waste treatment facilities while the compensation group is environmental remediation service companies.

Benefits

The basic benefits offered to executive officers, which include group health insurance, group term life insurance and disability insurance are the same as those provided to other employees of the Corporation. Additionally, certain executive officers are provided with automobile allowances or company automobiles, individual term life insurance policies for their benefit and club memberships which are used for both business and personal purposes.

Stock Option Plans

All executive officers are eligible to participate in the Corporation's Incentive Stock Option Plan. Periodic grants of options are approved by the Compensation Committee and are intended to provide executives with the opportunity to buy and maintain an equity interest in the Corporation and share in the appreciation of the value of the stock. In addition, Mr. Regan is eligible to participate in the Corporation's Employee Director Plan.

For fiscal 2003, the Compensation Committee recommended and the Board approved the proposal and related grant of 40,000 options for the achievement of budgeted operating results for fiscal 2003 for executive officers including Mr. Regan. Any of the options not earned or awarded for the achievement of fiscal 2003 goals will vest to the respective employees in November 2010. Additionally, the executive officers, including Mr. Regan, participated in a supplemental incentive pool with corporate office personnel and are eligible to share in an award of up to 100,000 options for achievement of operating results for fiscal 2003 in excess of budget. None of the options for fiscal 2003 currently vested, as the Corporation did not meet its fiscal 2003 financial goals. As the Corporation did not meet its financial objectives and Mr. Regan did not meet his personal objectives, no options or supplemental cash bonus awards were made for fiscal 2003 to Mr. Regan.

For fiscal 2004, the Compensation Committee recommended and the Board approved the proposal and related grant of 20,000 options for the achievement of budgeted operating results for fiscal 2004 for Mr. Regan. Any of the options not earned or awarded for the achievement of fiscal 2004 goals will vest to Mr. Regan in November 2011. Additionally, Mr. Regan, participates in a supplemental incentive pool with corporate office personnel and is eligible to share in an award of up to 100,000 options for achievement of operating results for fiscal 2004 in excess of budget.

Compensation of All Executive Officers

The base pay of executive officers for the fiscal year ended January 31, 2003 was determined on the basis of the Compensation Committee's overall assessment of the executive officer's performance and competitive market data on salary levels. No incentives were paid as the Corporation did not achieve budgeted operating results for fiscal 2003. The base pay of the executive officers is not directly related to the Corporation's performance.

Compensation of John C. Regan, Chairman and Chief Executive Officer

The Committee established the compensation of John C. Regan, Chairman and Chief Executive Officer, using the same criteria that were used to determine compensation levels for all executive officers. Mr. Regan's base pay was determined based on the Committee's assessment of Mr. Regan's performance and competitive market data on salary levels.

In addition to his base pay and bonus, Mr. Regan is provided with three individual term life insurance policies for his benefit in the amounts of $2,000,000, $1,000,000 and $200,000, a supplemental disability income policy and club memberships.

For fiscal 2003, the Compensation Committee recommended and the Board approved the proposal and related grant of 20,000 options for the achievement of budgeted results for fiscal 2003 to Mr. Regan. Additionally, Mr. Regan participates in a supplemental incentive pool with corporate office personnel and is eligible to share in the award of up to 100,000 options for the achievement of operating results for fiscal 2003 in excess of budget and share in a cash pool of up to 5% of net income. Additionally, Mr. Regan is eligible to receive an incentive bonus for keeping the Company properly capitalized for growth and to ensure that gains made by the Company are recognized by its public ownership and reflected in its share price. The incentive bonus shall be a cash bonus of a minimum of 20% and a maximum of 100% of his base salary. As the Corporation did not meet its financial objectives and Mr. Regan did not meet his personal objectives, no options or supplemental cash bonus awards were made for fiscal 2003 to Mr. Regan.

For fiscal 2004, the Compensation Committee recommended and the Board approved the proposal and related grant of 20,000 options for the achievement of budgeted results for fiscal 2004 to Mr. Regan. Additionally, Mr. Regan participates in a supplemental incentive pool with corporate office personnel and is eligible to share in the award of up to 100,000 options for the achievement of operating results for fiscal 2004 in excess of budget and share in a cash pool of up to 5% of net income. Additionally, Mr. Regan is eligible to receive an incentive bonus for keeping the Company properly capitalized for growth and to ensure that gains made by the Company are recognized by its public ownership and reflected in its share price. The incentive bonus shall be a cash bonus of a minimum of 20% and a maximum of 100% of his base salary.

The Board of Directors has provided Mr. Regan a $35,000 annual payment for credit enhancement for fiscal 2004 and continuing until such time that Mr. Regan's personal guarantee is not required by the Company's lending institution and surety bonding company. Mr. Regan was paid $8,000 and $7,000 in fiscal 2003 and 2002, respectively, for providing his personal guarantee to the Company's lending institution.

This report has been approved by all members of the Compensation Committee.

              Respectfully submitted,

              Edwin J. Kilpela, Chairman

                            AUDIT COMMITTEE MATTERS

Securities & Exchange Commission rules require that the report of the Audit Committee be included annually.

                            PDG ENVIRONMENTAL, INC.
                         REPORT OF THE AUDIT COMMITTEE

The information contained in this section shall not be deemed to be "solicitation material" or "filed" or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

The Audit Committee has provided the following Audit Committee Report to the Board of Directors: The Audit Committee of the Company's Board of Directors is composed of four members and acts under a written charter first adopted and approved in 2000.

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements, and clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, their judgements as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors, the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held two meetings during Fiscal 2003.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to shareholder ratification, the selection of the Company's independent auditors.

              Respectfully submitted,

              Richard A. Bendis, Chairman
              Edgar Berkey
              James D. Chiafullo
              Edwin J. Kilpela

PERFORMANCE GRAPH

                                                   PDG ENVIRONMENTAL,                                         NASDAQ MARKET
                                                          INC.                   REFUSE SYSTEMS                   INDEX
                                                   ------------------            --------------               -------------
1998                                                     100.00                      100.00                      100.00
1999                                                      44.02                       99.16                      156.07
2000                                                      43.48                       38.24                      233.46
2001                                                      23.78                       53.10                      167.15
2002                                                      33.70                       60.42                      117.76
2003                                                      10.33                       43.86                       81.38

The information contained in this section shall not be deemed to be "solicitation material" or "filed" or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

The graph on the next page compares the cumulative total return of the Corporation's the Common Stock from January 31, 1998 through January 31, 2003 to the NASDAQ market index and an industry index representing SIC Code No. 4953-Refuse Systems. Each of the total cumulative total returns presented assumes a $100 investment on January 31, 1998 and reinvestment of dividends. The industry index is comprised of the following securities: 3CI Complete Compliance, Advanced Recycling Sciences, Inc., Allied Waste Industries, Inc.; American Ecology Corporation; Avalon Holdings Corporation; Bennett Environmental, Inc., Biofarm, Inc., Capital Environmental Resource, Corp.; Casella Waste Systems, Inc.; Clean Harbors, Inc.; Commodore Applied Technology, Inc.; Commodore Environmental, Inc., Earthcare Company; Envirogen, Inc.; Environmental Energy SVC.; Environmental Safeguards, Inc.; Imperial Petroleum Recovery, Inc., Industrial Ecosystems, Inc., Industrial Services of America, Inc.; KBF Pollution Management, Inc.; MPM Technologies, Inc.; Newpark Resources, Inc., Op-Tech Environmental, Inc., Out-Takes, Inc., Perma-Fix Environmental Services; Phoenix Waste Services, Inc., Probex Corporation, Republic Services, Inc.; Scherer Healthcare, Inc.; Stericycle, Inc.; Synagro Technologies, Inc.; Ustman Veeder/Root; Waste Connections, Inc.; Waste Holdings, Inc.; Waste Management Inc., Windswept Environmental, Inc.

Stockholders are cautioned against drawing any conclusions from this data, as past results are not necessarily indicative of future performance.

                                 PROPOSAL TWO:
                      RATIFICATION OF INDEPENDENT AUDITORS

GENERAL

Stokes & Hinds, LLC served as independent auditors for the Corporation for the fiscal year ended January 31, 2003. The Board of Directors has selected Stokes & Hinds, LLC as its independent auditors for the fiscal year January 31, 2004 and is asking the stockholders to ratify that selection.

If the stockholders fail to ratify the appointment, the Audit Committee and the Board of Directors of the Corporation will reconsider whether or not to retain Stokes & Hinds, LLC. Even if the appointment is ratified, the Corporation's Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Corporation and the stockholders.

Representatives of Stokes & Hinds, LLC will be present at the annual meeting, will have an opportunity to make a statement if they so desire and are expected by management to be available to respond to appropriate questions.

Unless marked to the contrary, proxies received will be voted "FOR" ratification of the appointment of Stokes & Hinds, LLC.

FEES BILLED TO THE CORPORATION BY STOKES & HINDS LLC DURING FISCAL YEAR 2003

During the fiscal years ended January 31, 2002 and 2003, Stokes & Hinds provided various audit, audit related and non-audit services to the Corporation as follows:

                                                               2002      2003
                                                              -------   -------
Audit Fees(1)                                                 $46,400   $38,000
Audit Related Fees (2)                                         14,000        --
Tax Fees(3)                                                    14,000    13,500
All Other Fees(4)                                                  --        --
                                                              -------   -------
                                                              $74,400   $51,500
                                                              =======   =======

---------------

(1) Audit fees include the financial statement audit (including required quarterly reviews) and other procedures required to be performed by the independent auditors to be able to form an opinion on the Company's consolidated financial statements.

(2) Fees paid in connection with the audit of Tri State Restoration, Inc. for inclusion in Form 8-K/A filing in connection with the acquisition of that company.

(3) Tax fees include tax return preparation, tax compliance, tax planning and tax advice.

(4) Fees for products and services other than those in the above three categories.

DETERMINATION OF INDEPENDENCE

THE CORPORATION'S AUDIT COMMITTEE AND THE BOARD OF DIRECTORS HAS DETERMINED THAT THE FEES RECEIVED BY STOKES & HINDS LLC FOR NON-AUDIT RELATED PROFESSIONAL SERVICES ARE COMPATIBLE WITH MAINTAINING STOKES & HINDS LLC'S INDEPENDENCE.

APPROVAL OF NON-AUDIT SERVICES

The Company currently engages Stokes & Hinds LLC as its independent auditors. In addition to the audit services they provide with respect to the Company's annual audited consolidated financial statements included in the Company's Annual Report on Form 10-K and certain other filings with the Securities and Exchange Commission, Stokes & Hinds LLC has provided the Company in the past and may provide in the future certain non audit services, such as tax services (tax return preparation and tax related consultations) and audit related services, such as review of

SEC filings and US GAAP advice. Effective as of July 20, 2002, the Sarbanes Oxley Act of 2002 requires that all non-auditing services, other than in certain circumstances provided therein, provided to an issuer by the auditor of the issuer be pre-approved by the audit committee of the issuer. Accordingly, the Company's audit committee has approved the tax services currently being provided to the Company by Stokes & Hinds LLC.

VOTE REQUIRED

The ratification of the appointment of Stokes & Hinds LLC as our independent auditors for the fiscal year ending January 31, 2004 requires the affirmative vote of the holders of shares representing a majority of the votes present at the Annual Meeting in person or by proxy and entitled to vote.

RECOMMENDATION OF THE CORPORATION'S BOARD OF DIRECTORS

THE CORPORATION'S BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF STOKES & HINDS LLC TO SERVE AS THE CORPORATION'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 2004.

OTHER MATTERS

The Corporation's Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to other matters is granted by the execution of the enclosed proxy, unless you specifically withhold that power.

A copy of the Corporation's Annual Report for the fiscal year ended January 31, 2003 is attached to this proxy. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

Any person who was a beneficial owner of our shares on the Record Date for the Annual Meeting may obtain a copy of the Corporation's Annual Report on Form 10-K for the fiscal year ended January 31, 2003, filed with the Securities and Exchange Commission without charge (except for exhibits to such Annual Report, which will be furnished upon payment of the Corporation's reasonable expenses in furnishing such exhibits). The request for such materials should identify the person making the request as a stockholder of the Corporation as of the Record Date and should be directed to Corporate Secretary, PDG Environmental, Inc., Westinghouse Science & Technology Center, 1386 Beulah Road, Building 801, Pittsburgh, Pennsylvania 15235. In addition, the Corporation's Annual Report on Form 10-K, and other reports the Corporation files with the Securities and Exchange Commission, are available on or through the Corporation's internet address, www.pdge.com.

                             FINANCIAL INFORMATION

The following information comprises a part of the Annual Report of the Corporation for the fiscal year ended January 31, 2003:

ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The registrant's common stock has traded on the OTC Bulletin Board since September 1996. Prior to that, it was listed for trading on NASDAQ Small Cap (Symbol: PDGE) and the information presented for the following periods reflects the high and low bid information as reported by the OTC Bulletin Board.

                                                      MARKET PRICE RANGE
                                               --------------------------------
                                                FISCAL 2003       FISCAL 2002
                                               --------------    --------------
                                               HIGH      LOW     HIGH      LOW
                                               -----    -----    -----    -----
First Quarter                                  $0.75    $0.45    $0.53    $0.28
Second Quarter                                  0.58     0.22     0.79     0.30
Third Quarter                                   0.45     0.17     0.79     0.41
Fourth Quarter                                  0.30     0.19     0.65     0.43

At March 26, 2003, the registrant had 2,091 stockholders of record.

The registrant has not historically declared or paid dividends with respect to its common stock and has no intention to pay dividends in the foreseeable future. The registrant's ability to pay common dividends is prohibited due to limitations imposed by the registrant's Series A Preferred Stock which require that dividends must be paid to holders of preferred stock prior to the payment of dividends to holders of common stock and by the Company's banking agreement which requires the prior consent of the bank before dividends are declared.

ITEM 6.  SELECTED FINANCIAL DATA

The following consolidated selected financial data should be read in conjunction with the consolidated financial statements and related notes, and "Management Discussion and Analysis of Financial Condition and Results of Operations' included elsewhere in this annual report on Form 10-K. The consolidated statement of operations data for the years ended January 31, 2003, 2002 and 2001 and the consolidated balance data as of January 31, 2003 and 2002 have been derived from the consolidated financial statements that have been audited by Stokes & Hinds LLC, independent auditors, included elsewhere in this annual report on Form 10-K. The consolidated statement of operations data for the years ended January 31, 2000 and 1999 and the consolidated balance data as of January 31, 2001, 2000 and 1999 have been derived from audited consolidated financial statements not included in this annual report on Form 10-K. The historical results presented below are not necessarily indicative of future results.

                                                                 FOR THE YEARS ENDED JANUARY 31,
                                                         -----------------------------------------------
                                                          2003      2002      2001      2000      1999
                                                         -----------------------------------------------
                                                                (THOUSANDS EXCEPT PER SHARE DATA)
OPERATING DATA
Contract revenues                                        $40,883   $42,587   $34,584   $28,480   $36,828
Gross margin                                               5,799     4,258     4,983     4,526     5,306
Income (loss) from operations                                401    (1,191)      436       395     2,317
Other income (expense)                                      (149)     (380)     (222)     (127)     (147)
Income (loss) from continuing operations                     278    (1,601)      173       246     1,310
Loss from discontinued operations                             --        --        --        --      (200)
Net income (loss)                                            278    (1,601)      173       246     1,110
COMMON SHARE DATA
Net income (loss) from continuing operations per common
  share:
     Basic                                                  0.03     (0.17)     0.02      0.03      0.18
     Diluted                                                0.03     (0.17)     0.02      0.03      0.16
Net income (loss) per common share:
     Basic                                                  0.03     (0.17)     0.02      0.03      0.15
     Diluted                                                0.03     (0.17)     0.02      0.03      0.14
Weighted average common shares outstanding                 9,372     9,211     8,731     8,394     7,437
BALANCE SHEET DATA
Working capital                                          $ 7,137   $ 6,491   $ 5,884   $ 3,308   $ 3,507

                                                                 FOR THE YEARS ENDED JANUARY 31,
                                                         -----------------------------------------------
                                                          2003      2002      2001      2000      1999
                                                         -----------------------------------------------
                                                                (THOUSANDS EXCEPT PER SHARE DATA)
Total assets                                              15,610    19,788    13,409    10,353     9,564
Long-term obligations                                      4,922     5,582     3,152       542     1,120
Total stockholders' equity                                 4,244     3,944     5,334     5,061     4,801

The year ended January 31, 2003 included a $0.3 million of gain from the sale of the St. Louis operation and other fixed assets and a $0.15 million provision for impairment in value of goodwill.

The year ended January 31, 2001 included a $0.2 million charge to write off deferred acquisition and financing costs.

The year ended January 31, 2000 included a $0.38 million charge to settle a benefits claim litigation.

The year ended January 31, 1999 include loss from discontinued operations of ($0.2 million); ($0.02) per common share.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

The registrant, through its operating subsidiaries, provides environmental and specialty contracting services including asbestos and lead abatement, insulation, microbial remediation, demolition and related services.

The following paragraphs are intended to highlight key operating trends and developments in the registrant's operations and to identify other factors affecting the Company's consolidated results of operations for the three years ended January 31, 2003.

Certain statements contained in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this report are forward-looking statements that involve risks and uncertainties. These statements relate to future events or the registrant's future financial performance. In some cases, forward-looking statements can be identified by terminology such as "may", "will", "should", "expect", "anticipate", "intend", "plan", "believe", "estimate", "potential", or "continue", the negative of these terms or other comparable terminology. These statements involve a number of risks and uncertainties. Actual events or results may differ materially from any forward-looking statement as a result of various factors, including those described above under "Risk Factors".

RESULTS OF OPERATIONS

YEAR ENDED JANUARY 31, 2003 COMPARED TO YEAR ENDED JANUARY 31, 2002

During the year ended January 31, 2003, (fiscal 2003) the registrant's consolidated revenues decreased to $40.9 million as compared to $42.6 million the previous fiscal year ended January 31, 2002 (fiscal 2002). The decrease was due in part to revenue decreases from the sale of the St. Louis operations and refocusing of the southeast Texas operations which were partially offset by $3.0 million of revenues from a significant project in New York and the inclusion of $2.2 million of revenues for the period February 1, 2002 to May 31, 2002 from the Los Angeles office where no revenues were generated in the prior year fiscal period as the operation was acquired June 1, 2001.

The registrant's reported gross margin increased to $5.8 million in fiscal 2003 compared to $4.3 million in fiscal 2002. The increase in gross margin is due to higher gross margin percentage realized on contracts in the current fiscal year. Additionally, the prior fiscal year included $1.3 million of negative contract adjustments on four in process projects.

Selling, general and administrative expenses decreased slightly in fiscal 2003 to $5.4 million compared to $5.45 million in fiscal 2002. This decrease was due to cost containment by the registrant during the current period and decreased costs from the St. Louis and southeast Texas operations, partially offset by costs associated with the Los Angeles office which was owned the entire twelve-month period in the current fiscal year.

As a result of the factors discussed above, the registrant reported income from operations in fiscal 2003 of $0.4 million compared to a loss from operations of ($1.2) million in fiscal 2002.

Interest expense decreased to $0.38 million in fiscal 2003 compared to $0.40 million in fiscal 2002 as a result of due to lower interest rates in fiscal 2003 which offset a higher level of borrowings to support operations and the borrowings associated with the acquisition of the Los Angeles office acquired June 1, 2001.

The current year other income includes a $0.32 million gain from the sale of the St. Louis operation and the sale of certain fixed assets and inventory of the southeast Texas operations and an impairment charge of $149,000 was made to reflect the termination of operations at the St. Louis and Chicago locations which were sold/closed, respectively, during fiscal 2003. The St. Louis and Chicago operations were acquired in fiscal 1999.

Other income in fiscal 2003 totaled approximately $54,000 versus $24,000 in fiscal 2002.

The $42,000 add back to income for minority interest reflects the other venturee's 50% share of the IAQTI's loss which is reflected throughout the Statement of Operations as the results of the IAQTI are consolidated.

As a result of net operating loss carryforwards for book purposes, there was no federal income tax provision in fiscal 2003 and 2002. State income tax provisions of $16,000 and $30,000 were made in fiscal 2003 and 2002, respectively. At January 31, 2003, the Company has approximately $5.8 million of net operating loss carryforwards to offset future federal income taxes.

YEAR ENDED JANUARY 31, 2002 COMPARED TO YEAR ENDED JANUARY 31, 2001

Consolidated revenues reported by the registrant increased to $42.6 million for the year ended January 31, 2002 (fiscal 2002) compared to $34.6 million for the year ended January 31, 2001 (fiscal 2001). The fiscal 2002 revenue included $7.7 million from the Los Angeles office acquired June 1, 2001. Excluding the effect of this acquisition on revenue, revenues increased $0.3 million or 1% in fiscal 2002.

Contract costs increased to $38.3 million in fiscal 2002 compared to $29.6 million in fiscal 2001 and resulted in reported gross margins of $4.3 million and $5.0 million, respectively, in each fiscal year. The decrease in gross margin is due primarily to labor shortages and $1.3 million of negative contract adjustments on four significant contracts in the fourth quarter of Fiscal 2002.

The registrant's selling, general and administrative expenses increased by 20% between the two fiscal years to $5.5 million in fiscal 2002 compared to $4.6 million in fiscal 2001. This increase was due to the addition of five branch offices (three from acquisition and two via the opening of new offices) during Fiscal 2002 and 2001 and a provision of $0.2 million for uncollectable accounts in fiscal 2002.

The factors discussed above resulted in the registrant reporting a loss from operations of $1.2 million in fiscal 2002 compared to income from operations of $0.4 million in fiscal 2001.

Interest expense increased to $0.4 million from $0.26 million due to a higher level of borrowings to support increased revenues and borrowings required to finance the acquisition of the Los Angeles office acquired in June 2001. Interest income decreased to $3,000 for the year ended January 31, 2002 compared to $16,000 for the previous fiscal year due to lower invested cash balances at certain periods throughout the year.

As a result of the current year loss in fiscal 2002 and existing net operating loss carryforwards for book purposes, no federal income tax provision was required in fiscal 2002 and 2001. In fiscal 2002, a $30,000 state income tax provision was made as compared to a $41,000 state income tax provision in fiscal 2001.

LIQUIDITY AND CAPITAL RESOURCES

FISCAL 2003

During fiscal 2003, the registrant experienced a decrease in liquidity of $0.335 million as cash and short-term investments decreased from $0.37 million at January 31, 2002 to $0.04 million at January 31, 2003. The decrease in liquidity in fiscal 2003 was attributable to cash utilized by financing activities of $0.74 million partially offset by cash inflows of $0.23 million from operating activities and of $0.18 million from financing activities.

Cash outflows from financing activities of $0.74 million during fiscal 2003 included $0.74 million of repayments on debt including reducing the line of credit by $0.15 million to $3.95 million at January 31, 2003 from $4.1 million at January 31, 2002.

Cash inflows from operating activities were generated by net income of $0.28 million, depreciation and amortization of $1.05 million, a $3.4 million decrease in accounts receivable and a $0.15 million provision for impairment of goodwill. The cash inflows were partially offset by cash utilizations including a $0.22 million decrease in contingent acquisition consideration, the $0.32 million gain on the sale of the St. Louis operations and certain southwest Texas fixed assets and inventory, $0.04 million of minority interest in the IAQTI, a $0.59 million increase in costs and estimated earnings in excess of billings on uncompleted contracts, a $0.05 million increase in inventories, a $2.65 million decrease in accounts payable, a $0.09 million decrease in billings in excess of costs and estimated earnings on uncompleted contracts and a $0.74 million decrease in accrued liabilities related to the timing of the payments.

The registrant's investing activities generated cash flow of $0.18 million which included $0.49 million of proceeds from the sale of the St. Louis operation and certain southwestern Texas fixed assets and inventory and the $0.03 million of capital contributions from the other venturee in the IAQTI. These inflows were partially offset by $0.32 million for the purchase of property, plant and equipment and a $0.02 million payment related to an acquisition completed in a prior fiscal year.

Based upon the current operating plan, the Company expects that its existing cash balances and cash flows from operations will be sufficient to finance the Company's working capital and capital expenditure requirements through Fiscal 2004. However, if events occur or circumstances change such that the Company fails to meets its operating plan as expected, the Company may require additional funds to support its working capital requirements or for other purposes and may seek to raise additional funds through public or private equity or debt financing or from other sources. If additional financing is needed, the Company can not be assured that such financing will be available on commercially reasonable terms or at all.

FISCAL 2002

During fiscal 2002, the registrant experienced an increase in liquidity of $0.16 million as cash and short-term investments increased from $0.21 million at January 31, 2001 to $0.37 million at January 31, 2002. The increase in liquidity in fiscal 2002 was attributable to $2.7 million of cash provided by financing activities this was partially offset by cash outflows of $0.86 million from operating activities and $1.7 million from investing activities.

Specifically, cash outflows from operating activities were related to accounts receivable which increased by $5.65 million, costs and estimated earnings in excess of billings on uncompleted contracts which increased by $0.27 million and the net loss of $1.6 million. These cash outflows were partially offset cash inflows from accounts payable which increased $3.87 million, billings in excess of costs and estimated earnings on uncompleted contracts which increased by $0.25 million, a decrease in other current assets of $0.29 million, a $0.56 million increase in accrued liabilities, $1.2 million of depreciation and amortization, a $0.2 million provision for uncollectable accounts and a $0.26 million increase in contingent payment consideration.

The registrant's investing activities utilized cash of $1.7 million during fiscal 2002 which was attributable to $0.76 million of purchases of property, plant and equipment and $0.92 million for the acquisition of businesses.

The $2.72 million from financing activities during fiscal 2002 included proceeds from debt of $3.13 million consisting of $0.6 million from new term equipment loans from the Company's prime lender, $2.35 million of borrowings on the line of credit and $0.18 million of equipment financing. Additionally, $0.01 million was received from the exercise of stock options. These inflows were partially offset by $0.43 million of scheduled principal payments on term debt.

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The only market risk, as defined, that the Company is exposed to is interest rate sensitivity. The interest rate on the equipment note and revolving line of credit fluctuate based upon changes in the prime rate. Each 1% change in the prime rate will result in a $48,000 change in borrowing costs based upon the balance outstanding at January 31, 2003. The interest rate on the term debt is readjusted in August 2003 and if the current interest rate environment exists in August 2003, the interest rate on the term debt would decrease.

ITEM 14.  CONTROLS AND PROCEDURES

EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES

Based upon his evaluation as of a date within 90 days of the filing date of this annual report on Form 10-K, the Company's Chief Executive Officer has concluded that the disclosure controls and procedures (as defined in rules 13a-14(c) and 15-d-14(c) under the Securities Exchange Act of 1934 (the "Exchange Act")) are effective to ensure that information required to be disclosed by the Company in reports that the Company files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission's rules and forms.

CHANGES IN INTERNAL CONTROLS

There were no significant changes in our internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation. There were no significant deficiencies or material weaknesses, and therefore, there were no corrective actions taken.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
PDG Environmental, Inc.

We have audited the accompanying consolidated balance sheets of PDG Environmental, Inc. (the "Corporation") as of January 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended January 31, 2003. Our audits also included the financial statement schedule listed in the index at
Item 14(a). These financial statements and schedule are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PDG Environmental, Inc. at January 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for each of the three years in the period ended January 31, 2003 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Stokes & Hinds, LLC

Pittsburgh, Pennsylvania
March 28, 2003

CONSOLIDATED BALANCE SHEETS

PDG ENVIRONMENTAL, INC.

                                                                         JANUARY 31,
                                                               -------------------------------
                                                                  2003                2002
                                                               -------------------------------
ASSETS
CURRENT ASSETS
  Cash and short-term investments                              $    38,000         $   373,000
  Accounts receivable, net of $150,000 and $130,000
     allowance in fiscal 2003 and fiscal 2002, respectively      9,271,000          12,723,000
  Costs and estimated earnings in excess of billings on
     uncompleted contracts                                       3,412,000           2,817,000
  Inventories                                                      484,000             461,000
  Notes receivable from officers                                   132,000             132,000
  Other current assets                                             256,000             247,000
                                                               -----------         -----------
TOTAL CURRENT ASSETS                                            13,593,000          16,753,000
PROPERTY, PLANT AND EQUIPMENT
  Land                                                              42,000              42,000
  Leasehold improvements                                           194,000             196,000
  Furniture and fixtures                                           176,000             178,000
  Vehicles                                                         781,000             912,000
  Equipment                                                      5,934,000           6,224,000
  Buildings                                                        370,000             370,000
                                                               -----------         -----------
                                                                 7,497,000           7,922,000
Less: accumulated depreciation                                   6,238,000           5,960,000
                                                               -----------         -----------
                                                                 1,259,000           1,962,000
COVENANTS NOT TO COMPETE, Net of Accumulated Amortization of
  $130,000 and $84,000 in 2003 and 2002, respectively              100,000             146,000
GOODWILL, Net of Accumulated Amortization of $29,000 and
  $67,000 in 2003 and 2002, respectively                           433,000             582,000
OTHER ASSETS                                                       225,000             345,000
                                                               -----------         -----------
TOTAL ASSETS                                                   $15,610,000         $19,788,000
                                                               ===========         ===========

          See accompanying notes to consolidated financial statements.

CONSOLIDATED BALANCE SHEETS
PDG ENVIRONMENTAL, INC.

                                                                         JANUARY 31,
                                                               -------------------------------
                                                                  2003                2002
                                                               -------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable                                             $ 3,519,000         $ 6,166,000
  Billings in excess of costs and estimated earnings on
     uncompleted contracts                                       1,070,000           1,164,000
  Accrued liabilities                                            1,400,000           2,381,000
  Current portion of long-term debt                                467,000             551,000
                                                               -----------         -----------
TOTAL CURRENT LIABILITIES                                        6,456,000          10,262,000
LONG-TERM DEBT                                                   4,922,000           5,582,000
MINORITY INTEREST                                                  (12,000)                 --
COMMITMENTS AND CONTINGENCIES
  STOCKHOLDERS' EQUITY
  Cumulative convertible Series A preferred stock, $0.01 par value, 5,000,000 shares authorized and 6,000 issued and
     outstanding shares at January 31, 2003 and 2002
     (liquidation preference of $60,000 at January 31, 2003)        14,000              14,000
  Common stock, $0.02 par value, 30,000,000 shares
     authorized and 9,418,840 and 9,413,840 shares issued
     and outstanding at January 31, 2003 and 2002,
     respectively                                                  189,000             189,000
  Paid-in capital                                                8,110,000           8,108,000
  Deferred compensation                                            (26,000)            (46,000)
  (Deficit) retained earnings                                   (4,005,000)         (4,283,000)
  Less treasury stock, 46,510 shares at January 31, 2003 and
     2002                                                          (38,000)            (38,000)
                                                               -----------         -----------
TOTAL STOCKHOLDERS' EQUITY                                       4,244,000           3,944,000
                                                               -----------         -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $15,610,000         $19,788,000
                                                               ===========         ===========

          See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF OPERATIONS
PDG ENVIRONMENTAL, INC.

                                                                    FOR THE YEARS ENDED JANUARY 31,
                                                               -----------------------------------------
                                                                  2003           2002           2001
                                                               -----------------------------------------
CONTRACT REVENUES                                              $40,883,000    $42,587,000    $34,584,000
CONTRACT COSTS                                                  35,084,000     38,329,000     29,601,000
                                                               -----------    -----------    -----------
GROSS MARGIN                                                     5,799,000      4,258,000      4,983,000
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                     5,398,000      5,449,000      4,547,000
                                                               -----------    -----------    -----------
INCOME (LOSS) FROM OPERATIONS                                      401,000     (1,191,000)       436,000
OTHER INCOME (EXPENSE):
  Interest expense                                                (375,000)      (404,000)      (257,000)
  Gain on sale of St. Louis operation and other fixed assets       321,000             --             --
  Provision for impairment in value of goodwill                   (149,000)            --             --
  Interest and other income                                         54,000         24,000         35,000
                                                               -----------    -----------    -----------
                                                                  (149,000)      (380,000)      (222,000)
                                                               -----------    -----------    -----------
INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST            252,000     (1,571,000)       214,000
INCOME TAX PROVISION                                               (16,000)       (30,000)       (41,000)
MINORITY INTEREST                                                   42,000             --             --
                                                               -----------    -----------    -----------
NET INCOME (LOSS)                                              $   278,000    $(1,601,000)   $   173,000
                                                               ===========    ===========    ===========
EARNINGS PER COMMON SHARE -- BASIC:                            $      0.03    $     (0.17)   $      0.02
                                                               ===========    ===========    ===========
EARNINGS PER COMMON SHARE -- DILUTIVE:                         $      0.03    $     (0.17)   $      0.02
                                                               ===========    ===========    ===========
AVERAGE COMMON SHARES OUTSTANDING                                9,372,000      9,211,000      8,731,000
AVERAGE DILUTIVE COMMON STOCK EQUIVALENTS OUTSTANDING              274,000             --        316,000
                                                               -----------    -----------    -----------
AVERAGE COMMON SHARES AND DILUTIVE COMMON STOCK EQUIVALENTS
  OUTSTANDING                                                    9,646,000      9,211,000      9,047,000
                                                               ===========    ===========    ===========

          See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
PDG ENVIRONMENTAL, INC.

                              PREFERRED                                                      (DEFICIT)        TOTAL
                                STOCK      COMMON     PAID-IN       DEFERRED     TREASURY    RETAINED     STOCKHOLDERS'
                              SERIES A     STOCK      CAPITAL     COMPENSATION    STOCK      EARNINGS        EQUITY
                              ---------   --------   ----------   ------------   --------   -----------   -------------
BALANCE AT JANUARY 31, 2000    $14,000    $169,000   $7,421,000     $     --     $(38,000)  $(2,505,000)   $5,061,000
Issuance of 121,652 shares
  in connection with an
  acquisition                               2,000        98,000                                               100,000
Issuance of 259,696 shares
  to reflect declaration of
  1/3 of the common stock
  rights                                    6,000       248,000                                (254,000)           --
Net Income                                                                                      173,000       173,000
                               -------    --------   ----------     --------     --------   -----------    ----------
BALANCE AT JANUARY 31, 2001     14,000    177,000     7,767,000           --      (38,000)   (2,586,000)    5,334,000
Issuance of 300,000 shares
  in connection with an
  acquisition                               6,000       183,000                                               189,000
Issuance of 450,000 stock
  options                                                59,000      (59,000)                                      --
Issuance of 25,000 shares
  under Employee Incentive
  Stock Option Plan                         1,000         8,000                                                 9,000
Amortization of stock based
  compensation                                                        13,000                                   13,000
Issuance of 259,696 shares
  to reflect declaration of
  1/3 of the common stock
  rights                                    5,000        91,000                                 (96,000)           --
Net Loss                                                                                     (1,601,000)   (1,601,000)
                               -------    --------   ----------     --------     --------   -----------    ----------
BALANCE AT JANUARY 31, 2002     14,000    189,000     8,108,000      (46,000)     (38,000)   (4,283,000)    3,944,000
Issuance of 5,000 shares
  under Employee Incentive
  Stock Option Plan                            --         2,000                                                 2,000
Amortization of stock based
  compensation                                                        20,000                                   20,000
Net Income                                                                                      278,000       278,000
                               -------    --------   ----------     --------     --------   -----------    ----------
BALANCE AT JANUARY 31, 2003    $14,000    $189,000   $8,110,000     $(26,000)    $(38,000)  $(4,005,000)   $4,244,000
                               =======    ========   ==========     ========     ========   ===========    ==========

          See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
PDG ENVIRONMENTAL, INC.

                                                                      FOR THE YEARS ENDED JANUARY 31,
                                                              -----------------------------------------------
                                                                 2003              2002              2001
                                                              -----------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (Loss)                                             $   278,000       $(1,601,000)      $   173,000
ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO CASH PROVIDED
  (USED) BY OPERATING ACTIVITIES:
  Depreciation                                                    851,000           857,000           688,000
  Amortization                                                    194,000           340,000           485,000
  Contingent acquisition consideration                           (219,000)          260,000                --
  Stock based compensation                                         20,000            13,000                --
  Gain on sale of St. Louis operation and other fixed assets
     and inventory                                               (321,000)               --                --
  Provision for impairment in value of goodwill                   149,000                --                --
  Write off of deferred acquisition and financing costs                --                --           205,000
  Provision for uncollectable accounts                             20,000           200,000            35,000
  Minority interest                                               (42,000)               --                --
CHANGES IN CURRENT ASSETS AND LIABILITIES OTHER THAN CASH:
  Accounts receivable                                           3,432,000        (5,645,000)       (1,195,000)
  Costs and estimated earnings in excess of billings on
     uncompleted contracts                                       (595,000)         (271,000)       (1,491,000)
  Inventories                                                     (50,000)            7,000          (139,000)
  Other current assets                                             (9,000)          293,000           452,000
  Accounts payable                                             (2,647,000)        3,872,000          (747,000)
  Billings in excess of costs and estimated earnings on
     uncompleted contracts                                        (94,000)          254,000          (105,000)
  Accrued liabilities                                            (736,000)          563,000           336,000
                                                              -----------       -----------       -----------
  TOTAL CHANGES                                                  (699,000)         (927,000)       (2,889,000)
                                                              -----------       -----------       -----------
CASH PROVIDED (USED) BY OPERATING ACTIVITIES                      231,000          (858,000)       (1,303,000)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property, plant and equipment                      (324,000)         (757,000)         (630,000)
  Acquisition of business                                         (24,000)         (921,000)         (579,000)
  Other venture's capitalization of joint venture                  30,000                --                --
  Proceeds from sale of St. Louis operation and other fixed
     assets and inventory                                         490,000            15,000            12,000
  Increase in other assets                                          4,000           (37,000)         (138,000)
                                                              -----------       -----------       -----------
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                  176,000        (1,700,000)       (1,335,000)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from debt                                                   --         3,134,000         4,624,000
  Proceeds from exercise of stock options and warrants              2,000             9,000                --
  Principal payments on debt                                     (744,000)         (426,000)       (2,054,000)
                                                              -----------       -----------       -----------
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                 (742,000)        2,717,000         2,570,000
                                                              -----------       -----------       -----------
Net increase (decrease) in cash and short-term investments       (335,000)          159,000           (68,000)
Cash and short-term investments, beginning of year                373,000           214,000           282,000
                                                              -----------       -----------       -----------
CASH AND SHORT-TERM INVESTMENTS, END OF YEAR                  $    38,000       $   373,000       $   214,000
                                                              ===========       ===========       ===========

          See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PDG ENVIRONMENTAL, INC.
FOR THE THREE YEARS ENDED JANUARY 31, 2003

NOTE 1 -- BASIS OF PRESENTATION

BUSINESS ACTIVITIES

PDG Environmental, Inc. (the "Corporation") is a holding company which, through its wholly-owned operating subsidiaries, provides environmental and specialty contracting services including asbestos and lead abatement, insulation, microbial remediation, demolition and related services. In the first quarter of fiscal 2003, the Corporation formed IAQ Training Institute ("IAQTI") a 50/50 joint venture to provide training in mold awareness and remediation.

Services are generally performed under the terms of fixed price contracts or time and materials contracts with a duration of less than one year, although larger projects may require two or more to complete.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

FINANCIAL PRESENTATION:

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION:

The consolidated financial statements include the Corporation and its wholly-owned subsidiaries.

The results of IAQTI, in which the Corporation holds a 50% interest, were also consolidated since the Corporation is a 50% owner of IAQTI and exercises management control. The other 50% owner's portion is reflected as minority interest in the financial statements.

REVENUES AND COST RECOGNITION:

Revenues for services performed are recognized on the percentage-of-completion method, measured by the relationship of total cost incurred to total estimated contract costs (cost-to-cost method).

Contract costs include direct labor, material and subcontractor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, depreciation, repairs and insurance. Selling, general and administrative costs are charged to expense as incurred. Bidding and proposal costs are also recognized as an expense in the period in which such amounts are incurred. Provisions for estimated losses on uncompleted contracts are recognized in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to estimated costs and income, and are recognized in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured.

CASH AND SHORT-TERM INVESTMENTS:

Cash and short-term investments consist principally of currency on hand, demand deposits at commercial banks, and liquid investment funds having a maturity of three months or less at the time of purchase.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS:

The Company provides for estimated losses on uncollectible accounts receivable based upon management's review of outstanding trade receivables.

INVENTORIES:

Inventories consisting of materials and supplies used in the completion of contracts is stated at the lower of cost (on a first-in, first-out basis) or market.

PROPERTY, PLANT AND EQUIPMENT:

Property, plant and equipment is stated at cost and depreciated over the estimated useful lives of the assets using the straight-line method.

INCOME TAXES:

The Corporation provides for income taxes under the liability method as required by SFAS No. 109.

Earnings on construction contracts, for income tax purposes, are determined using the percentage-of-completion method of accounting.

Deferred income taxes are recognized for the future tax effects of temporary differences between financial and income tax reporting based on enacted laws and applicable rates.

NOTE 3 -- NEW ACCOUNTING PRONOUNCEMENTS

In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations," which eliminated the pooling of interest method of accounting for all business combinations initialed after June 30, 2001 and addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. The Company adopted this accounting standard for business combinations initiated after June 30, 2001.

The Company adopted SFAS 142, "Goodwill and Other Intangible Assets," effective February 1, 2002. SFAS 142 addresses the financial and accounting and reporting standards for the acquisition of intangible assets outside of a business combination and for goodwill and other intangible assets subsequent to their acquisition. This accounting standard requires that goodwill be separately disclosed from other intangible assets in the statement of financial position, and no longer be amortized but tested for impairment on a periodic basis. The provisions of this accounting standard also require the completion of a transitional impairment test within six months of adoption, with any impairments identified treated as a cumulative effect of a change in accounting principle. No impairment charge was made at that time. At January 31, 2003 an impairment charge of $149,000 was made to reflect the termination of operations at the St. Louis and Chicago locations which were sold/closed, respectively, during fiscal 2003. The aforementioned operations were acquired in fiscal 1999. Non amortization of goodwill in fiscal 2003 eliminated a $37,000 annual charge.

In August 2002, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which supersedes SFAS No. 121 and provides a single accounting model for long-lived assets to be disposed of. The new rules significantly change what would have to be met to classify an asset as held for sale. In addition, more dispositions will qualify for discontinued operations treatment in the income statement as the criteria for discontinued operation presentation is changed to a component of the business rather than a segment of the business. The Company will be required to apply SFAS No. 144 as of October 1, 2003.

SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," addresses financial accounting and reporting for costs associated with exit or disposal activities and requires that a liability for a cost associated with an exit or disposal activity be recognized at fair value when the liability is incurred, rather than at the date of an entity's commitment to an exit plan. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initialed after December 31, 2002, with early application encouraged. The Company does not expect that the impact will be material.

In December 2002, the FASB issued Statement No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123. This Statement amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for this Statement and amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company was required to apply SFAS No. 148 for the year ended January 31, 2003. The adoption of Statement No. 148 did not have a material effect on the Corporation's financial position or results of operations as it continues to account for stock based compensation under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations.

NOTE 4 -- ACCOUNTS RECEIVABLE

Accounts receivable at January 31, 2003 and 2002 include $1,308,000 and $1,247,000, respectively, of retainage receivables. For the years ended January 31, 2003 and 2002, no customer accounted for more than 10% of the Corporation's consolidated revenues.

It is the Corporation's policy not to require collateral with respect to outstanding receivables. The Corporation continuously reviews the creditworthiness of customers and, when feasible, requests collateral to secure the performance of services.

All of the Corporation's outstanding accounts receivable are expected to be collected within the normal operating cycle of one year.

NOTE 5 -- COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Details related to contract activity are as follows:

                                                                        JANUARY 31,
                                                              -------------------------------
                                                                 2003                2002
                                                              -------------------------------
Revenues earned on uncompleted contracts                      $44,859,000         $35,173,000
Less: billings to date                                         42,517,000          33,520,000
                                                              -----------         -----------
Net Under Billings                                            $ 2,342,000         $ 1,653,000
                                                              ===========         ===========

Included in the accompanying consolidated balance sheets under the following captions:

                                                                        JANUARY 31,
                                                               -----------------------------
                                                                  2003               2002
                                                               -----------------------------
Costs and estimated earnings in excess of billings on
  uncompleted contracts                                        $3,412,000         $2,817,000
Billings in excess of costs and estimated earnings on
  uncompleted contracts                                        (1,070,000)        (1,164,000)
                                                               ----------         ----------
Net Under Billings                                             $2,342,000         $1,653,000
                                                               ==========         ==========

NOTE 6 -- ACCRUED LIABILITIES

Accrued liabilities are as follows:

                                                                       JANUARY 31,
                                                              -----------------------------
                                                                 2003               2002
                                                              -----------------------------
Wages and withholdings                                        $  689,000         $1,150,000
Accrued fringe benefits                                          291,000            484,000
Covenants not to compete                                         175,000            420,000
Other                                                            245,000            327,000
                                                              ----------         ----------
Total Accrued Liabilities                                     $1,400,000         $2,381,000
                                                              ==========         ==========

NOTE 7 -- LONG-TERM DEBT

Long-term debt of the Corporation less amounts due within one year is as follows:

                                                                        JANUARY 31,
                                                               -----------------------------
                                                                  2003               2002
                                                               -----------------------------
Term loan due in monthly installments of $4,095 including
  interest at 9.15% due in August 2015                         $  366,000         $  381,000
Equipment note due in monthly installments of $21,495
  including interest at 1% above the prime rate, due in
  August 2005                                                     585,000            790,000
Equipment note due in monthly installments of $16,114
  including interest at 1% above the prime rate, due in
  August 2005                                                     256,000            509,000
Revolving line of credit expiring on June 1, 2004 and
  bearing interest at 1% above the prime rate                   3,950,000          4,100,000
Equipment notes, most significant note due in monthly
  installments of $4,472 including interest at 7.25%, due
  until July, 2005                                                138,000            203,000
Term note payable to the former shareholders of Tri-State
  Restoration due May 31, 2003 plus interest at 6.5%               94,000            150,000
                                                               ----------         ----------
                                                                5,389,000          6,133,000
Less amount due within one year                                   467,000            551,000
                                                               ----------         ----------
                                                               $4,922,000         $5,582,000
                                                               ==========         ==========

On August 3, 2000, the Corporation closed on a new $4.7 million credit facility with Sky Bank, an Ohio banking association, consisting of a 3-year $3 million revolving line of credit, a 5-year $1 million equipment note, a 15-year $0.4 million mortgage and a 5-year $0.3 million commitment for future equipment financing. The new financing repaid all of the Company's existing debt.

The line of credit, equipment note and commitment for future equipment financing are at an interest rate of prime plus 1% with financial covenant incentives which may reduce the interest rate to either prime plus 1/2% or prime (at January 31, 2003 prime was 4.25%). The mortgage is at an interest rate of 9.15% fixed for three years and is then adjusted to 2.75% above the 3-year Treasury Index every three years. The Chief Executive Officer of the Corporation provided a limited personal guarantee for the credit facility. The credit facility contains certain financial covenants which the Corporation required waiver at January 31, 2003 and 2002 and met at January 31, 2001.

In November 2000, Sky Bank approved a $1.5 million increase in the line of credit to $4.5 million to fund the proposed acquisition of Tri-State Restorations, an asbestos abatement and demolition company in California. (See
Note 13 for further discussion of the acquisition). Additionally, Sky Bank increased the commitment for future equipment financing by $0.3 million to $0.6 million. In April 2001 and June 2001, the Company borrowed $273,000 and $283,000, respectively, against the commitment for future equipment financing to fund the fixed asset portion of the Tri-State Restoration acquisition and to fund other equipment purchases. In August 2001 the remaining $44,000 was borrowed against the commitment for future equipment financing to fund equipment purchases.

On May 6, 2002 Sky Bank increased the line of credit by $750,000 to $5.25 million for a ninety-day period. In July 2002, the Corporation and Sky Bank reached an agreement whereby the Corporation's availability on the line of credit was reduced by $50,000 on August 6, 2002, by $100,000 for each of the seven successive months thereby eliminating the $750,000 increase by March 5, 2003. Additionally in August 2002, the Corporation agreed to pay $100,000 of the proceeds from the sale of the St. Louis operation to reduce the balance outstanding on the equipment notes with Sky Bank.

On February 28, 2003 Sky Bank increased the line of credit by $600,000 to $5.1 million for a four-month period. The availability on the line of credit will be reduced to $4.5 million on July 1, 2003.

In December 2002 Sky Bank extended the maturity date of the Company's line of credit until June 1, 2004.

On January 31, 2003, the balance on the line of credit was $3,950,000 with an unused availability of $650,000.

The majority of the Corporation's property and equipment are pledged as security for the above obligations.

Maturity requirements on long-term debt aggregate $467,000 in fiscal 2004, $4,352,000 in fiscal 2005, $256,000 in fiscal 2006, $21,000 in fiscal 2007,
$23,000 in fiscal 2008 and $270,000 thereafter.

The Corporation paid approximately $378,000, $367,000, and $236,000 for interest costs during the years ended January 31, 2003, 2002 and 2001, respectively.

NOTE 8 -- INCOME TAXES

At January 31, 2003, the Corporation has net operating loss carryforwards of approximately $5,783,000 for income tax purposes which expire in years 2003 through 2011. For financial reporting purposes, a valuation allowance of approximately $2,137,000 has been recognized to offset the deferred tax asset related to those carryforwards and to other deferred tax assets. When realized, the tax benefit of these net operating loss carryforwards will be applied to reduce income tax expense. These loss carryforwards are subject to various restrictions based on future operations of the group. The valuation allowance decreased by $178,000 during the year ended January 31, 2003 primarily due to the utilization of the net operating loss carryforward.

The significant components of the Corporation's deferred tax liabilities and assets as of January 31, 2003 and 2002 are as follows:

                                                                     JANUARY 31,
                                                            -----------------------------
                                                               2003               2002
                                                            -----------------------------
Deferred tax liabilities:
  Tax over book depreciation                                $       --         $       --
Deferred tax assets:
  Book over tax depreciation and amortization                  115,000             75,000
  Other                                                         56,000             32,000
  Net operating loss carryforwards                           1,966,000          2,208,000
                                                            ----------         ----------
  Total deferred tax assets                                  2,137,000          2,315,000
Valuation allowance for deferred tax assets                  2,137,000          2,315,000
                                                            ----------         ----------
  Net deferred tax assets                                           --                 --
                                                            ----------         ----------
  Net deferred tax liabilities                              $       --         $       --
                                                            ==========         ==========

Significant components of the provision for income taxes (all current) are as follows:

                                                       FOR THE YEARS ENDED JANUARY 31,
                                                   ---------------------------------------
                                                    2003            2002            2001
                                                   ---------------------------------------
Current:
  Federal                                          $    --         $    --         $    --
  State                                             16,000          30,000          41,000
                                                   -------         -------         -------
  Total income tax provision                       $16,000         $30,000         $41,000
                                                   =======         =======         =======

The reconciliation of income tax computed at the federal statutory rates to income tax expense is as follows:

                                                      FOR THE YEARS ENDED JANUARY 31,
                                                 -----------------------------------------
                                                  2003             2002             2001
                                                 -----------------------------------------
Tax at statutory rate                            $95,000         $(534,000)        $73,000
State income taxes, net of federal tax benefit    11,000            20,000          27,000
Limitation on utilization of net operating
  loss                                           (90,000)          544,000         (59,000)
                                                 -------         ---------         -------
                                                 $16,000         $  30,000         $41,000
                                                 =======         =========         =======

The Corporation paid approximately $65,000, $104,000 and $73,000 for federal and state income and franchise taxes during the years ended January 31, 2003, 2002 and 2001, respectively.

NOTE 9 -- NOTES RECEIVABLE -- OFFICERS

At January 31, 2003 and 2002, the Corporation had approximately $132,000 in notes receivable from its officers in the form of personal loans. A breakdown of the notes receivable balance at January 31, 2003 by officer is as follows: John
C. Regan, Chairman -$95,000; Dulcia Maire, Secretary -$30,000 and Lawrence Horvat, Vice President -$7,000.

NOTE 10 -- COMPENSATION PLANS

The Corporation has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123, "Accounting for Stock-Based Compensation," (as amended by SFAS 148), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, when the exercise price of the Company's employee stock options equals the market price of the underlying stock on the measurement date, no compensation expense is recognized.

The Corporation maintains a qualified Incentive Stock Option plan (the "Plan") which provides for the grant of incentive options to purchase an aggregate of up to 3,300,000 shares of the common stock of the Corporation to certain officers and employees of the Corporation and its subsidiaries. All options granted have 10-year terms. Options to purchase 629,000 shares of the Corporation's common stock were granted under the Plan issuable related to fiscal 2004 at an exercise price of $0.19 per share.

Options to purchase 660,000 shares of the Corporation's common stock at an exercise price of $0.46 per share were granted under the Plan issuable related to fiscal 2003. Vesting of the non-discretionary portion of the stock options was contingent upon the individual offices, and in the case of the executive office, the Corporation meeting pre-established financial goals for the year. Those individual non-discretionary awards that did not vest due to failure to achieve goals, vest in November 2010. Vesting of the discretionary portion is based upon a number of discretionary items, including overall corporate performance, absolute dollar amount of office contribution and the magnitude of contracts awarded during the prior year and the office backlog as of the end of the year to name the most significant criteria among others. All unvested discretionary options are returned to the Plan for future grants. A total of 430,034 options to purchase shares of common stock vested at January 31, 2003 relative to fiscal 2003.

Options to purchase 536,500 shares of the Corporation's common stock at an exercise price of $0.40 per share were granted under the Plan issuable related to fiscal 2002. Vesting of the non-discretionary portion of the stock options was contingent upon the individual offices, and in the case of the executive office, the Corporation meeting pre-established financial goals for the year. Those individual non-discretionary awards that did not vest due to failure to achieve goals, vest in November 2009. Vesting of the discretionary portion is based upon a number of discretionary items, including overall corporate performance, absolute dollar amount of office contribution and the magnitude of contracts awarded during the prior year and the office backlog as of the end of the year to name the most significant criteria among others. All unvested discretionary options are returned to the Plan for future grants. A total of 290,000 options to purchase shares of common stock vested at January 31, 2002 relative to fiscal 2002. Additionally, 450,000 options to purchase shares of common stock of the Company were issued to the former majority owner of Tri-State Restorations, Inc. See Note 13.

Options to purchase 362,000 shares of the Corporation's common stock at an exercise price of $0.53 per share were granted under the Plan issuable related to fiscal 2001. Vesting of the non-discretionary portion of the stock options was contingent upon the individual offices, and in the case of the executive office, the Corporation meeting pre-established financial goals for the year. Those individual non-discretionary awards that did not vest due to failure to achieve goals vest in November 2009. Vesting of the discretionary portion is based upon a number of discretionary items, including overall corporate performance, absolute dollar amount of office contribution and the magnitude of contracts awarded during the prior year and the office backlog as of the end of the year to name the most significant criteria among others. All unvested discretionary options are returned to the Plan for future grants. A total of 239,000 options to purchase shares of common stock vested at January 31, 2001 relative to fiscal 2001.

The following table summarizes information with respect to the Plan for the three years ended January 31, 2003:

                                                                                OPTION
                                                           NUMBER OF          PRICE RANGE
                                                            SHARES             PER SHARE
                                                           -------------------------------
OUTSTANDING AT JANUARY 31, 2000                            1,692,083         $0.36 - $1.91
Granted                                                     544,500          $0.40 - $0.53
Cancelled -- Reusable                                       (28,500)         $0.53 - $0.87
                                                           ---------
OUTSTANDING AT JANUARY 31, 2001                            2,208,083         $0.36 - $1.91
Granted                                                    1,137,500         $0.40 - $0.46
Cancelled -- Reusable                                      (234,250)         $0.40 - $1.63
Exercised                                                   (25,000)         $        0.36
                                                           ---------
OUTSTANDING AT JANUARY 31, 2002                            3,086,333         $0.36 - $1.91
Granted                                                     643,367          $0.19 - $0.46
Cancelled -- Reusable                                      (591,500)         $0.36 - $1.91
Exercised                                                    (5,000)         $        0.36
                                                           ---------
OUTSTANDING AT JANUARY 31, 2003                            3,133,200         $0.19 - $1.63
                                                           =========
EXERCISABLE AT JANUARY 31, 2003                            1,558,667         $0.19 - $1.63
                                                           =========

The weighted average life of the options outstanding at January 31, 2003 and 2002 and the weighted average exercise price of vested options at January 31, 2003 and 2002 was 6.4 years and 6.8 years, respectively, and $0.52 and $0.54, respectively.

Pro forma information regarding net income and earnings per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for fiscal 2003, 2002 and 2001: risk-free interest rates of 4%, 5% and 7% in fiscal 2003, 2002 and 2001, respectively; dividend yield of 0%; volatility factors of the expected market price of the Company's common stock of 1.14, 0.88 and 1.39 in fiscal 2003, 2002 and 2001, respectively; and a weighted-average expected life of the option of 10 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                FISCAL            FISCAL             FISCAL
                                                  03                02                 01
                                               ---------------------------------------------
Net income (loss), as reported                 $278,000         $(1,601,000)        $173,000
Deduct: Total stock-based employee
  compensation expense determined under fair
  value method for all awards net of related
  tax effects                                   (58,000)           (179,000)        (218,000)
                                               --------         -----------         --------
Pro forma net income (loss)                    $220,000         $(1,780,000)        $(45,000)
                                               ========         ===========         ========
Earnings per share:
Basic-as reported                              $   0.03         $     (0.17)        $   0.02
                                               ========         ===========         ========
Basic-pro forma                                $   0.02         $     (0.19)        $  (0.01)
                                               ========         ===========         ========
Diluted-as reported                            $   0.03         $     (0.17)        $   0.02
                                               ========         ===========         ========
Diluted-pro forma                              $   0.02         $     (0.19)        $  (0.01)
                                               ========         ===========         ========

The following table summarizes information with respect to non-qualified stock options for the three years ended January 31, 2003:

                                                                                OPTION
                                                            NUMBER OF         PRICE RANGE
                                                             SHARES            PER SHARE
                                                            -----------------------------
OUTSTANDING AND EXERCISABLE AT JANUARY 31, 2000               20,000          $0.60-$0.65
No Activity                                                       --                   --
                                                             -------
OUTSTANDING AND EXERCISABLE AT JANUARY 31, 2001               20,000          $0.60-$0.65
Cancelled -- Reusable                                        (10,000)         $      0.60
                                                             -------
OUTSTANDING AND EXERCISABLE AT JANUARY 31, 2002               10,000          $      0.65
No Activity                                                       --                   --
                                                             -------
OUTSTANDING AND EXERCISABLE AT JANUARY 31, 2003               10,000          $      0.65
                                                             =======

The Corporation also maintains the 1990 Stock Option Plan for Employee Directors (the "Employee Directors Plan") which provides for the grant of options to purchase an aggregate of up to 250,000 shares of the Corporation's common stock. Options to purchase 50,000 shares of the Corporation's common stock at an exercise price of $0.65 per share have been granted under the Employee Director Plan. At January 31, 2003 all of the options granted under the Employee Directors Plan were exercisable.

The 1990 Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan") provides for the grant of options to purchase an aggregate of up to 600,000 shares of the Corporation's common stock. Options to purchase 330,250 shares of the Corporation's common stock at prices ranging from $0.26 per share to $1.39 per share have been granted under the Non-Employee Directors Plan. At January 31, 2003, all of the options granted under the Non-Employee Directors Plan were exercisable.

No pro forma information is presented relative to the non-qualified stock option plan, the Employee Director Plan or the Non-Employee Directors Plan as the effect is either immaterial or non-existent.

NOTE 11 -- STOCK WARRANTS

At January 31, 2003 and 2002, the Corporation had 250,000 fully vested warrants outstanding. The exercise price of the warrants range from $1.20 per share to $2.50 per share expiring in fiscal 2004. These warrants were issued in conjunction with shareholder relations and investment banking agreements.

NOTE 12 -- PREFERRED STOCK

At the Corporation's Annual Meeting of Stockholders held on July 23, 1993, the following matters were approved by a majority of the Corporation's preferred and common stockholders which affected the Corporation's Series A Preferred stock and common stock: a reduction in the Series A Preferred Stock dividend rate from 9% to 2% and the cancellation of the accrued but unpaid dividends and the special voting rights associated with such preferred stock in the event of a certain accumulation of accrued but unpaid dividends thereon; and a recapitalization of the Corporation in order to effect a one for two reverse stock split (the "Recapitalization"). In exchange for the forfeiture of the accrued but undeclared and unpaid dividends, the holders of the Series A Preferred Stock were granted a common stock right which, if and when declared by the Board of Directors, will grant to the holders of such common stock rights shares of the common stock of the Corporation. At the May 23, 1995, March 6, 2000 and March 21, 2001 Board of Directors meetings, the issuance of one third of the shares (280,071, 259,696 and 259,696 common shares, respectively) covered by the aforementioned right was approved. At January 31, 2003 and 2002, there were no common stock rights outstanding, respectively. The Recapitalization was contingent upon the Corporation's listing on the American Stock Exchange. The Corporation made a decision not to pursue such a listing; therefore, the Recapitalization was indefinitely postponed.

At January 31, 2003, there were 6,000 shares of the Corporation's Series A Preferred Stock outstanding. Cumulative dividends in arrears on the Series A Preferred Stock were approximately $11,000 at January 31, 2003.

The Series A Preferred Stock is convertible into four shares of the Corporation's common stock at the option of the preferred stockholder. However, if at the time of conversion the Corporation is in arrears on the payment of dividends on such preferred stock, the holder is entitled to receive additional shares of the Corporation's common stock at the conversion price of $2.50 per share, upon conversion, equivalent to the cumulative dividends in arrears. The Series A Preferred Stock is callable at the Corporation's option at a cash price per share of $11.00 plus any accrued and unpaid dividends until the redemption date. The conversion rate on the Series A Preferred Stock is subject to adjustment as a result of certain changes in the Corporation's capital structure or distributions to common stockholders (except for cash dividends permissible under law).

NOTE 13 -- ACQUISITION

Effective May 31, 2001, PDG Environmental, Inc. and subsidiaries (the "Company") entered into an agreement (the "Agreement") with Tri-State Restorations, Inc. ("Tri-State") and Timothy Vitta and Thomas Stevens (collectively "the Principals") for the purchase of selected assets and assumption of contracts of Tri-State. Tri-State owned and operated a business which conducted environmental remediation, demolition and asbestos abatement. The acquisition was accounted for under the purchase method of accounting and the results of Tri-State subsequent to June 1, 2001 were included in the Company's results.

As consideration for the purchase, the Company paid Tri-State $541,000 in cash, $150,000 in the form of a subordinated note at 6 1/2% interest due May 31, 2002 and 300,000 shares of the Company's common stock (valued at $189,000) and entered into a three-year employment agreement with the Principals that provides for additional compensation in addition to an annual salary. Additional compensation consists of 60% of the annual operating income generated by the former Tri-State operation in excess of $150,000 for the years June 1, 2001 through May 31, 2002 and June 1, 2002 through May 31, 2003 and 60% of the annual operating income generated by the former Tri-State operation in excess of $200,000 for the period June 1, 2003 through May 31, 2004. The additional compensation is payable annually to the Principals on August 31 of each year. No additional compensation was paid for the twelve month period ending May 31, 2002 as the income goal was not met.

Additionally, the former majority owner of Tri-State received options for 450,000 shares of the Company's common stock at an exercise price of $0.50 per share. The options vest at a rate of 150,000 per year beginning June 15, 2002 and each of the two successive years. No vesting will occur in a year that the earnings quota is not reached for the former Tri-State operation, except that if 50% of the earnings quota is reached, 50% of the options will vest for that year and pro rata from 50% to 100%. Any options not earned and awarded for the achievement of the aforementioned earnings quota will vest on June 14, 2010.

The options expire on June 14, 2011. No options vested for the twelve month period ending June 15, 2002 as the earnings goal was not met.

The goodwill associated with the acquisition ($339,000) was being amortized on a straight-line basis over 15 years and the customer list is being amortized on a straight-line basis over 5 years. Beginning February 1, 2002, in accordance with SFAS 142 amortization of goodwill will cease.

Tri-State's revenues for the years ended December 31, 2000 and 1999 were $11,665,000 and $9,588,000, respectively.

The following unaudited pro forma condensed results of operations assume that the acquisition of Tri-State was consummated on February 1, 2000.

                                                                YEARS ENDED JANUARY 31,
                                                            -------------------------------
                                                               2002                2001
                                                            -------------------------------
Contract revenues                                           $44,215,000         $46,249,000
Contract costs                                               39,660,000          38,012,000
                                                            -----------         -----------
Gross margin                                                  4,555,000           8,237,000
Selling, general & administrative                             5,354,000           6,205,000
Depreciation & amortization                                     568,000           1,289,000
                                                            -----------         -----------
Income (loss) from operations                                (1,367,000)            743,000
Other income (expense)                                         (258,000)           (257,000)
                                                            -----------         -----------
Income (loss) before income taxes                            (1,625,000)            486,000
Income tax provision                                             30,000              82,000
                                                            -----------         -----------
Net Income (Loss)                                           $(1,655,000)        $   404,000
                                                            ===========         ===========
Net income (loss) per common shares                         $     (0.17)        $      0.04
                                                            ===========         ===========
Weighted average shares outstanding                           9,511,000           9,347,000
                                                            ===========         ===========

NOTE 14 -- SALE OF ST. LOUIS OPERATION AND SOUTHEAST TEXAS FIXED ASSETS AND
           INVENTORY

On July 12, 2002, the Corporation entered into an agreement for the sale of selected assets and assignment of contracts of the St. Louis operation. As consideration for the sale, the Corporation was paid $380,000 in cash. The Corporation recognized a gain of $273,000 from the sale of the St. Louis operation in the second fiscal quarter ending July 31, 2002. Revenues of the St. Louis operation for fiscal 2002 were $2.2 million.

In the third fiscal quarter of 2003, the Company sold certain fixed assets and inventory associated with the southeast Texas operation for $110,000 resulting in a gain of $48,000. The Company intends to focus on the mold remediation market in southeastern Texas. Revenues of the southeast Texas asbestos operation for fiscal 2002 were approximately $4.4 million.

NOTE 15 -- NET INCOME PER COMMON SHARE

The following table sets forth the computation of basic and diluted earnings per share:

                                                                    FOR THE YEARS ENDED JANUARY 31,
                                                           -------------------------------------------------
                                                              2003               2002                2001
                                                           -------------------------------------------------
NUMERATOR:
     Income (loss) before discontinued operations          $  278,000         $(1,601,000)        $  173,000
     Preferred stock dividends                                 (1,000)             (1,000)            (1,000)
                                                           ----------         -----------         ----------
     Numerator for basic earnings per share--income
       available to common stockholders 245,000               277,000          (1,602,000)           172,000
     Effect of dilutive securities:
       Preferred stock dividends                                1,000               1,000              1,000
                                                           ----------         -----------         ----------
Numerator for diluted earnings per share--income
  available to common stock after assumed conversions      $  278,000         $(1,601,000)        $  173,000
                                                           ==========         ===========         ==========
DENOMINATOR:
     Denominator for basic earnings per share--weighted
       average shares                                       9,372,000           9,211,000          8,731,000
     Effect of dilutive securities:
       Employee stock options                                 245,000                  --            288,000
       Warrants                                                    --                  --                 --
       Convertible preferred stock                             29,000                  --             28,000
                                                           ----------         -----------         ----------
     Dilutive potential common shares                         274,000                  --            316,000
                                                           ----------         -----------         ----------
       Denominator for diluted earnings per
          share -- adjusted weighted-average shares and
          assumed conversions                               9,646,000           9,211,000          9,047,000
                                                           ==========         ===========         ==========
BASIC EARNINGS (LOSS) PER SHARE                            $     0.03         $     (0.17)        $     0.02
                                                           ==========         ===========         ==========
DILUTED EARNINGS (LOSS) PER SHARE                          $     0.03         $     (0.17)        $     0.02
                                                           ==========         ===========         ==========

At January 31, 2003, 2002 and 2001; 1,165,083, 1,961,083 and 695,583 options, and 250,000, 250,000 and 250,000 warrants, respectively, were not included in the calculation of dilutive earnings per share as their inclusion would have been antidilutive.

NOTE 16 -- COMMITMENTS AND CONTINGENCIES

The Corporation leases certain facilities and equipment under non-cancelable operating leases. Rental expense under operating leases aggregated $578,000, $554,000 and $448,000 for the years ended January 31, 2003, 2002 and 2001, respectively. Minimum rental payments under these leases with initial or remaining terms of one year or more at January 31, 2003 aggregated $1,124,000 and payments due during the next five fiscal years are as follows: 2004 - $520,000, 2005 -- $307,000, 2006 -- $195,000, 2007 -- $86,000 and
2008 -- $16,000.

NOTE 17 -- QUARTERLY RESULTS (UNAUDITED)

The Company had the following results by quarter:

                                   FIRST            SECOND             THIRD            FOURTH
                                  QUARTER           QUARTER           QUARTER           QUARTER            YEAR
                                -----------       -----------       -----------       -----------       -----------
YEAR ENDING JANUARY 31, 2003
Revenues                        $10,900,000       $12,227,000       $ 9,157,000       $ 8,599,000       $40,883,000
Gross margin                        919,000         1,558,000         1,583,000         1,739,000         5,799,000
Net income (loss)               $  (227,000)      $   417,000       $   106,000       $   (18,000)      $   278,000
Earnings per share
  Basic                         $     (0.02)      $      0.04       $      0.01       $      0.00       $      0.03
  Diluted                       $     (0.02)      $      0.04       $      0.01       $      0.00       $      0.03
YEAR ENDING JANUARY 31, 2002
Revenues                        $ 5,823,000       $10,718,000       $12,184,000       $13,862,000       $42,587,000
Gross margin                        325,000         1,007,000         1,638,000         1,288,000         4,258,000
Net income (loss)               $  (996,000)      $  (318,000)      $    90,000       $  (377,000)      $(1,601,000)
Earnings per share
  Basic                         $     (0.11)      $     (0.03)      $      0.01       $     (0.04)      $     (0.17)
  Diluted                       $     (0.11)      $     (0.03)      $      0.01       $     (0.04)      $     (0.17)

                            PDG ENVIRONMENTAL, INC.

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                              FOR THE YEARS ENDED
                        JANUARY 31, 2003, 2002 AND 2001

                                                             ADDITIONS
                                          BALANCE AT          CHARGED                                BALANCE
                                          BEGINNING             TO                                   AT CLOSE
                                           OF YEAR            INCOME           DEDUCTIONS(1)         OF YEAR
                                          ----------         ---------         -------------         --------
2003
Allowance for doubtful accounts            $130,000          $ 20,000             $    --            $150,000
                                           ========          ========             =======            ========
2002
Allowance for doubtful accounts            $     --          $200,000             $70,000            $130,000
                                           ========          ========             =======            ========
2001
Allowance for doubtful accounts            $     --          $ 35,000             $35,000            $     --
                                           ========          ========             =======            ========

---------------

(1) Uncollectible accounts written off, net of recoveries.

==============================================================================
                            PDG ENVIRONMENTAL, INC.
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JULY 22, 2003

     The undersigned hereby constitutes and appoints James D. Chiafullo, with powers of substitution, as proxy, to vote all of the shares of the Common Stock of the Corporation registered in the name of the undersigned at the close of business on June 4, 2003, at the Annual Meeting of Stockholders of the Corporation to be held on July 22, 2003 at 9:00 A.M., E.D.T. at the Corporation's Offices at 1386 Beulah Road, Building #801, Pittsburgh, Pennsylvania 15235, and at any adjournment thereof, upon the matters described in the Notice of such Annual Meeting and Proxy Statement dated May 15, 2003, receipt of which is hereby acknowledged, and upon any other business that may properly come before the Meeting.

     The shares represented by this Proxy will be voted and the shares represented by this Proxy will be voted as specified hereon, but if no specification is made, the proxy intends to vote FOR the election of the nominees listed in the Proxy Statement and FOR approval of the other proposals described in the Proxy Statement.

         a. Election of Directors       FOR ALL THE NOMINEES LISTED BELOW [ ]         WITHHOLD AUTHORITY [ ]
                                        (EXCEPT AS MARKED TO THE CONTRARY BELOW)      TO VOTE FOR ALL NOMINEES LISTED BELOW

John C. Regan, Richard A. Bendis, Edgar Berkey, James D. Chiafullo and
     Edwin J. Kilpela for a term of one year.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

     ----------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          (Continued and to be signed and voted on the reverse side.)

b. Ratification of the Independent Auditors

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

Signature(s) must correspond with the name or names as they appear printed on this Proxy. When signing as
                                            attorney, administrator,
                                            executor, guardian or trustee,
                                            please add your full title as
                                            such. If shares are registered
                                            in the names of joint tenants
                                            or trustees, each joint tenant
                                            or trustee should sign.

DATED: , 2003

                                            -------------------------------

                                            -------------------------------

                                            Signature(s) of Stockholder(s)

                                            PLEASE DATE, SIGN AND MAIL THIS
                                            PROXY IN THE ENVELOPE PROVIDED,
                                            POSTAGE NOT NECESSARY IF MAILED
                                                 IN THE UNITED STATES.
===============================================================================